EXHIBIT 4 (a)  (ii)




                     CERTIFICATE OF AMENDMENT TO THE

                     CERTIFICATE OF INCORPORATION OF

                       FARADYNE ELECTRONICS CORP.


TO:   The Secretary of State
      State of New Jersey

      Pursuant to the provisions of Section 14A:9-2 (4) and Section 14 A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

      1.   The name of the corporation is FARADYNE ELECTRONICS CORP.

      2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter adopted by the shareholders of the corporation on the 30th day of October, 1987:

      Resolved, that a new Article Eight be added to the Certificate of Incorporation to read in its entirety as follows:

           " EIGHTH":   No Director shall be personally liable to the
corporation or any shareholder for monetary damages for breach of any duty owed to the corporation or its shareholders, except that this Article shall not relieve a director from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper benefit. Neither the amendment nor repeal of this Article nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

      3. The number of shares outstanding at the time of adoption of the foregoing amendment was 1,646,397. The total number of shares entitled to vote thereon was 1,646,397.

      4. The number of shares voting for and against such amendment is as follows:

Number of Shares Voting For Amendment

               961,858
                                 Number of Shares Voting Against Amendment
                                                  14,365

Dated this 30th day of October, l987.


FARADYNE ELECTRONICS CORP.

                                                  By:/s/ Manuel Brucker     .
                                                     ------------------------
                                                     Manuel Brucker, Chairman
                                                     of the Board of Directors


                                                      EXHIBIT 4 (a)  (iii)



                        CERTIFICATE OF AMENDMENT

                                 TO THE

                      CERTIFICATE OF INCORPORATION

                                  OF

                       FARADYNE ELECTRONICS CORP.

TO:   The Secretary of the State
      State of New Jersey



      Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

      1.   The name of the corporation is FARADYNE ELECTRONICS CORP.

      2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter adopted by the shareholders of the corporation on the 27th day of October, 1989.

      Resolved, that Article " Fifth" of the corporation's Certificate of Incorporation be amended to read in its entirety as follows:

           " FIFTH":  the total authorized capital stock of this
      corporation shall be    five million (5,000,000) shares of common
      stock, each having a par value of five cents ( $.05)."

      3. The number of shares outstanding at the time of adoption of the foregoing amendment was 1,646,397. The total number of shares entitled to vote thereon was 1,646,397.

      4. The number of shares voting for and against such amendment is as follows:


  Number of Shares                                   Number of Shares
Voting for Amendment                             Voting against amendment

     1,546,055                                            10,600

Dated this 27th day of October,  1989


                                                 FARADYNE ELECTRONICS CORP.


                                                  By:/s/ Manuel Brucker     .
                                                     ------------------------
                                                     Manuel Brucker, Chairman
                                                     of the Board of Directors